PRESS RELEASE Exhibit 99.1

Company Announces it is Rebranding as Fortune Brands Innovations, Inc., Effective Following Separation of Cabinets Business

New Name Reflects Focus on Driving Growth in Super-charged Categories while Building on Strong History of Outperformance

DEERFIELD, IL. (Oct. 27, 2022) – Fortune Brands Home & Security, Inc. (NYSE: FBHS, the “Company”, or “Fortune Brands”), an industry-leading home and security products company, announced it intends to change its name to Fortune Brands Innovations, Inc., to better reflect its evolution as a business focused on driving accelerated growth in its categories through brand and innovation. As part of this new identity and direction, the Company intends that the new name, logo and corresponding new ticker symbol, FBIN, will go into effect shortly after the completion of the separation of the Cabinets business.

“The upcoming separation marks a new beginning for our company, enabling an increased focus on brands, innovation and channel leadership, and accelerated growth and productivity. Within the Fortune Brands Innovations portfolio, brands and innovation are core to everything we do, and our new brand identity highlights these unifying and distinguishing characteristics,” said Fortune Brands Chief Executive Officer Nicholas Fink.

To support this refined focus on brand and innovation, the Company recently reorganized its operating structure to better align with its growth and productivity priorities, allowing it to further build and leverage its best-in-class capabilities across the new Fortune Brands Innovations enterprise.

Added Fink, “More than ever before, we will be uniquely positioned to capture and create opportunities in exciting super-charged categories, such as water management, connected products, outdoor living, and material conversion and science. Our new name, Fortune Brands Innovations, Inc., is a reflection of where we are heading and why we will continue to outperform.”

The Company’s leadership will speak to Fortune Brands Innovations’ strategy, as well as to MasterBrand, Inc.’s strategy, at its upcoming Investor Day on December 6, 2022. Learn more about the Company’s plan to separate by visiting www.fbhs.com/separation-updates.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains certain “forward-looking statements” that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding general business strategies, product offerings, expansion into new geographic markets, market potential, anticipated future financial performance, the potential of our brands, and other matters. Statements preceded by, followed by or that otherwise include the words “believes”, “positioned”, “expects”, “estimates”, “plans”, “look to”, “outlook”, “intend”, and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on the current plans and expectations of our management. Although we believe that these statements are based on reasonable assumptions, they are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those indicated in such statements, including but not limited to the expected benefits and costs of the intended spin-off transaction; the tax-free nature of the spin-off; the expected timing of the completion of the spin-off

PRESS RELEASE Exhibit 99.1

transaction and the transaction terms; general business and economic conditions; our reliance on the North American repair and remodel and new home construction activity levels; our reliance on key customers and suppliers; our ability to maintain our strong brands and to develop innovative products while maintaining our competitive positions; our ability to improve organizational productivity and global supply chain efficiency; our ability to obtain raw materials and finished goods in a timely and cost-effective manner; the impact of sustained inflation, including global commodity and energy availability and price volatility; the impact of trade-related tariffs and risks with uncertain trade environments or changes in government and industry regulatory standards; our ability to attract and retain qualified personnel and other labor constraints; the uncertainties relating to the impact of COVID-19 on the Company’s business and results; our ability to achieve the anticipated benefits of our strategic initiatives; our ability to successfully execute our acquisition strategy and integrate businesses that we have and may acquire; and the other factors discussed in our securities filings, including in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission. The forward-looking statements included in this release are made as of the date hereof, and except as required by law, we undertake no obligation to update, amend or clarify any forward-looking statements to reflect events, new information or circumstances occurring after the date of this release.

About Fortune Brands

Fortune Brands Home & Security, Inc. (NYSE: FBHS), headquartered in Deerfield, IL., is a Fortune 500 company, part of the S&P 500 Index and a leader in the home products industry. With trusted brands and market leadership positions in each of its three operating segments, Water Innovations, Outdoors & Security, and Cabinets, Fortune Brands’ 28,000 associates work with a purpose to fulfill the dreams of home.

The Company’s growing portfolio of complementary businesses and innovative brands includes Moen and the House of Rohl within Water Innovations; outdoor living and security products from Therma-Tru, LARSON, Fiberon, Master Lock and SentrySafe; and MasterBrand Cabinets’ wide-ranging offerings from MANTRA, Diamond, Omega and many more. Visit www.FBHS.com to learn more about FBHS, its brands and how the Company is accelerating its environmental, social and governance (ESG) commitments.

Source: Fortune Brands Home & Security, Inc.

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INVESTOR CONTACT:

Matthew Skelly

847-484-4573

Investor.Questions@fbhs.com

MEDIA CONTACT:

Darwin Minnis

847-484-4204

Media.Relations@fbhs.com